UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 11, 2006
                        (Date of earliest event reported)


                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                NEVADA                               20-2033200
                ------                               ----------
    (State or other jurisdiction of       (IRS Employer Identification No.)
     incorporation or organization)
                                                        1311
                                                        ----
                                            (Primary Standard Industrial
                                                Classification Code)
      675 BERING DRIVE, SUITE 200
            HOUSTON, TEXAS                              77057
            --------------                              -----
 (Address of principle executive offices)             (Zip Code)


                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

On December 11, 2006, we completed a private placement of equity securities solely to accredited investors for total proceeds of $3,220,000 (the "Offering"). Pursuant to the Offering, we issued 6,440,000 shares of our restricted common stock at a price of $0.50 per share and issued 6,440,000 five year warrants to purchase shares of our restricted common stock with an exercise price of $0.92 per share to the accredited investors. We have agreed to pay a placement fee of 6 1/2% of the Offering to Scarsdale Equities, LLC as Placement Agent. Under the terms of the Offering, we are obligated to file a registration statement to register the shares of common stock and the shares of common stock underlying the warrants on or before the date which is fifteen (15) days following the filing of the Company's Annual Report on Form 10-KSB for the fiscal year ending December 31, 2006, but in no event later than April 30, 2007.

ITEM 5.02     COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 11, 2006, our Compensation Committee made a recommendation to the Board of Directors for the issuance of 200,000 shares of restricted common stock to Dick Dole, our Chief Executive Officer and 100,000 shares of restricted common stock to David Collins, our Chief Financial Officer, as compensation. On December 11, 2006, the Board of Directors accepted the recommendation of the Compensation Committee and approved the issuance of the shares as compensation. The shares are to be valued at $0.80 per share consistent with the market closing price on Friday, December 8, 2006.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PETROSEARCH ENERGY CORPORATION
Date:  December 11, 2006
                                      By: /s/ David J. Collins
                                      ------------------------------------------
                                        David J. Collins
                                        Chief Financial Officer